UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2007

Odimo Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51161	223607813
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14051 N.W. 14th Street, Sunrise, Florida		33323
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-835-2233

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

We have entered into a renewable arrangement with Ice.com, Inc. ("Ice") which initially runs through December 31, 2007, whereby Ice will host our www.ashford.com homepage and visitors to our www.ashford.com website will be redirected to websites owned and operated by Ice.

We will earn commissions based on a percentage of gross sales made to customers of Ice’s websites who click thru from www.ashford.com. Ice paid us a $70,000 refundable down payment against these commissions. Under this arrangement with Ice, we will not be the seller of record of any products sold. In addition, pursuant to this arrangement and for so long as the arrangement exists, we have granted to Ice a right of first refusal to acquire www.ashford.com.

Except for this arrangement with Ice, we are a shell company and are considering all available alternatives including the acquisition of a new business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odimo Incorporated

February 6, 2007	By:	Amerisa Kornblum

Name: Amerisa Kornblum
Title: Chief Financial Officer